Exhibit 32.2
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Quantum-Si Incorporated, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report for the quarter ended September 30, 2025 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2025	/s/ Jeffry Keyes
Jeffry Keyes
Chief Financial Officer and Treasurer
(Principal Financial Officer)